Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement ("Agreement"), dated as of the Effective Date (as defined below), is by and between Rural Energy Solutions, LLC, a Minnesota limited liability company ("Seller"), HLBE Pipeline Company, LLC, a Minnesota limited liability company ("Buyer"), Swan Engineering, Inc., a Minnesota corporation ("Swan Engineering") and Mychael Swan, individually (collectively with Swan Engineering, "Swan"), and Agrinatural Gas, LLC, a Delaware limited liability company ("Agrinatural"). "Effective Date" means the date this Agreement is fully executed by the parties.

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Article 1

Purchase of Membership Interest

1.1 Sale of Membership Interest - Seller hereby agrees to sell, transfer, convey and deliver to Buyer at closing, and Buyer hereby agrees to purchase from Seller at closing, all of Seller's limited liability company membership interest(s) in Agrinatural, free and clear of all liens and encumbrances (collectively, the "Interest"), for the Purchase Price set forth in Article 2.

1.2 This is a sale by Seller of a membership interest in Agrinatural, and this Agreement is joined by the parties described herein to the extent said parties make representations, warranties and agree to certain terms and conditions.

1.3 No Assumption of Liabilities - Buyer shall not assume any liabilities, obligations or undertakings of Seller of any kind or nature whatsoever, whether fixed or contingent, known or unknown, determined or determinable, due or not yet due, except as specifically provided herein and except obligations or liabilities incurred solely as a member of Agrinatural because of becoming the owner of the Interest.

Article 2

Purchase Price

2.1 Purchase Price - Buyer hereby agrees to pay Seller Two Million Two Hundred Twenty-five Thousand and no/100 Dollars ($2,225,000.00) (the "Purchase Price") for the Interest as follows:

a.

Two Hundred Twenty-five Thousand and no/100 Dollars ($225,000.00) paid upon the execution hereof. Such shall be paid by cashier's check or bank money order or wire transfer. Such will be paid to and held in the Maslon LLP client trust account and shall only be released at the Closing.

b.	$2 million in cash by cashier's check, bank money order or wire transfer at Closing.

Article 3

Representations and Warranties Regarding Seller

Seller makes the following representations and warranties to Buyer, with the intention that Buyer may rely upon the same and that said representations shall  be true and correct  as of the date of Closing; provided, however,  that the sole and exclusive  remedy available to Buyer with respect  to any breach of the representations or  warranties  set forth in  this Article 3 shall be the option not  to complete the Closing, except that the representations and warranties of Swan as contained in Article 15 shall remain in effect and survive the Closing.

2.1 Authority - Subject in each case to the requirement of Seller to receive consent from its limited liability company members ("Member Consent"): (a) Seller has all requisite power and authority to execute, perform and carry out the provisions of this Agreement; and (b) Seller has taken all requisite action authorizing and empowering it to enter into this Agreement and to consummate the transactions contemplated in this Agreement.

2.2 Breaches of Contracts; Required Consents - Subject in each case to the requirement of Seller to receive Member Consent, neither the execution and delivery of this Agreement by Seller, nor compliance by it with the terms and provisions of this Agreement, will: (a) conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Articles of Organization or other governing instruments of Seller, (ii) any judgment, order, decree or ruling to which Seller is a party, or (iii) any injunction of any court or governmental authority to which Seller is subject; or (b) other than Member Consent require the affirmative consent or approval of any third party (or such consent or approval of any required third party will be obtained by the Closing Date).

2.3 Binding Obligation - Subject in each case to the requirement of Seller to receive Member Consent: (a) this Agreement constitutes the legal, valid and binding obligation of Seller in accordance with the terms hereof, and (b) Seller is not subject to any charter, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the consummation of the transactions contemplated in this Agreement.

2.4 Representations - The representations, warranties and agreements of Seller contained herein shall be true and correct on and as of the date of Closing, with the same force and effect as though such representations and warranties have been made on and of the Closing Date.

Article 4

Closing

4.1 Closing - The closing of the transaction contemplated by this  Agreement ("Closing") shall occur as soon as reasonably possible, but no later than thirty (30) days after the Effective Date (as applicable, the "Closing Date"), subject to the requirement of Seller obtaining Member Consent or Seller's option (in its sole discretion) to seek a Court Order as contemplated by Section (8.lj). If such Member Consent or Court Order has not been obtained within thirty (30) days from the Effective Date, the Closing Date shall be extended to no later than five (5) business days after receipt by Seller of a Court Order but not later than December 31, 2019. If at said time the Member Consent or Court Order is not obtained, this Agreement shall terminate with no liability to either party.

Article 5

Post-Closing Obligations

5.1  Further  Documents  and  Assurances  -   At any time and  from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

Article 6

Arbitration

6.1 Arbitration - Any dispute arising out of  or  relating  to this  Agreement  or the alleged breach of it shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement, without submission of the dispute to such Association. Unless the arbitrator determines otherwise, limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin, Minnesota. The parties shall jointly choose the arbitrator. If the parties are not able to agree on an arbitrator, then a Court of competent jurisdiction can be petitioned to appoint the arbitrator.

Article 7

General

2.1 Modifications - This Agreement may not be changed or terminated orally. No modification, termination or attempted waiver of any of its provisions shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

2.2 Notices -Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered, and when deposited, if placed in the U.S. mail for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed at the addresses set forth below. Addresses may be changed by written notice given pursuant to this Section; provided, however, any such notice for the purpose of changing an address shall not be effective, if mailed, until three (3) working days after depositing in the U.S. mail or when actually received, whichever occurs first.

Notices to Seller shall be delivered to:

Rural Energy Solutions, LLC

c/o John Sprangers

PLANERGY ACQUISITION CORP.

Suite 270

680 Commerce Drive

Woodbury, MN 55125

Email: jsprangers680@gmail.com

With a copy to:

Maslon LLP

90 South Seventh Street, Suite 3300

Minneapolis, MN 55402

Attn: Barry Gersick

Email: barry.gersick@maslon.com

Notices to Buyer shall be delivered to:

HLBE Pipeline Company, LLC

c/o Steve Christensen

Heron Lake BioEnergy, LLC

91246 390th Avenue

Heron Lake, MN 56137-3175

Email: schristensen@granitefallsenergy.com

With a copy to:

Stoneberg, Giles & Stroup, P.A.

300 South O'Connell Street

Marshall, MN 56258-2638

Attn: Kevin K. Stroup

kevin@sgslawyers.com

Notices to Swan shall be delivered to:

Swan Engineering, Inc.

Attn: Mychael Swan

mychael.swan@gmail.com

With a copy to:

Maslon LLP

90 South Seventh Street, Suite 3300

Minneapolis, MN 55402

Attn: Barry Gersick

Email: barry.gersick@maslon.com

2.3 Counterparts - This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. Facsimile or signatures sent electronically shall be deemed original signatures for all purposes.

2.4 Headings - The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

2.5 Expenses - Except as otherwise provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of brokers, lawyers, accountants and financial consultants incurred through the Closing Date.

2.6 Entire Agreement; Modification and Waiver - This Agreement,  together  with the Exhibits and any related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto. Any waiver shall be limited to the provision hereof and the circumstance or event specifically made subject thereto and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

2.7 Binding Effect - This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and successors in interest.

2.8 Governing Law - This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its conflicts-of-law principles.

2.9 No Third Partv Benefits - Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Article 8

Buyer's Contingencies

8.1 Contingencies - Buyer's obligation to purchase  the  Interest  is  subject  to  the Buyer's satisfaction, in its reasonable discretion, of all the following conditions prior to the Closing, unless waived by Buyer:

a.	Buyer shall have received all documents reasonably necessary to show that Seller and all other parties hereto have complied with all representations, warranties and agreements of Seller herein.

b.

Seller shall have delivered to Buyer a bill of sale validly transferring marketable, free and clear title and any other documents required by this Agreement (the effectiveness of which, however, shall be subject to Seller's receipt of the Purchase Price in full).

c.

Seller and Swan shall have delivered to Buyer a certificate of an officer of Seller and of Swan dated as of the Closing Date and in a form acceptable to Buyer, certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions specified in this Agreement.

d.

The financial statements and reports provided by Agrinatural to Buyer shall have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, fairly presenting the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of Agrinatural as of the dates indicated, and the results of operations of Agrinatural for the periods then ended.

e.

There shall have been no developments in the business of Agrinatural, or in the Interest, between the date of May 1, 2019 and the Closing Date which would have a materially adverse effect on the business and operations of Agrinatural.

f.	Between May 1, 2019 and the Closing Date, Agrinatural shall not have:

(i)	incurred any material liabilities or obligations (absolute or contingent), except for liabilities and obligations disclosed to Buyer in writing prior to

Closing or otherwise known by Buyer, or in the Exhibits annexed hereto, and except for such liabilities and obligations as have arisen in the ordinary course of business of Agrinatural since May 1, 2019, none of which newly arisen liabilities and obligations shall have had a material adverse effect upon Agrinatural, the Interest, Agrinatural's business (the "Business"), or Agrinatural's organization, properties, or financial condition;

(ii)	mortgaged, pledged or subjected to any lien, charge or other encumbrance, Agrinatural' s assets;

(iii)	sold or transferred any assets, other than sales of inventory or utilization of supplies in the ordinary course of business;

(iv)	sold, assigned or transferred any intellectual property, or other intangible assets of Agrinatural or relating to the Business;

(v)	suffered any extraordinary losses or waived any rights of substantial value relating to the Business;

(vi)	suffered any material damage, destruction or loss to any of Agrinatural' s material assets, whether or not covered by insurance;

(vii)	entered into any transaction involving or relating to the Business other than in the ordinary course of business;

(viii)	increased the compensation payable, or to become payable by Agrinatural to any of its employees including, but not limited to, any bonus payment or deferred compensation;

(ix)	increased any benefits to employees of Agrinatural under pension, insurance or other employee benefit programs;

(x)	changed its methods of accounting in any respect;

(xi)	acquired a significant portion of the assets or stock of any person or business entity; or

(xii)	suffered a termination of, or amendment to any material license or permit;
(xiii)	began any new construction or projects regarding or on behalf of Agrinatural other than as approved by board resolutions of Agrinatural.

g.

All licenses, permits, franchises, approvals and governmental authorizations required for Agrinatural, the Business or their operations shall have been obtained and be in good standing. No other licenses, permits, franchises, approvals or other governmental authorizations shall be required for Agrinatural, the Business or their operations as heretofore conducted by Agrinatural. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations shall have been delivered by Agrinatural to Buyer. Agrinatural shall have performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations or the laws, regulations and requirements of the licensing and permit authorities. All such licenses, permits, franchises, approvals, and governmental authorizations shall be in full force and effect.

h.

On the Closing Date there shall not have been any actions, suits or proceedings pending or threatened against or affecting Seller at law or in equity, that, if adversely determined, would materially and adversely affect the Interest or the transactions contemplated by this Agreement.

i.	Seller shall not have received any distributions or payments from Agrinatural other than distributions (if any) provided to all similarly situated limited liability company members of Agrinatural.

j.

Seller shall have obtained either (i) the Member  Consent or (ii) if such is not obtained, a court order or other valid determination of a court of competent jurisdiction approving the sale contemplated herein ("Court Order"); provided, that Seller has no obligation whatsoever to seek a Court Order.

k.

All reasonably necessary operational information related to the operations of Agrinatural, in whatever form (electronic, paper copies, or otherwise), including but not limited to all construction plans and diagrams possessed by Swan or Swan Engineering, shall have been turned over to Agrinatural prior to or at closing. All reasonably necessary operational information and operational documents, in whatever form and of whatever type and nature of Agrinatural or of Swan Engineering that are used in the operations of Agrinatural shall have been delivered to Buyer or Agrinatural as a part of this transaction without further charge or cost; provided, if there is a specific fee to transfer or cost of copying (such as from any computer system or making copies of hard documents), such reasonable fees and costs shall be paid by Buyer, and Buyer shall be informed of such fees and costs prior to their being incurred.

l.

The rights and obligations of the Released Parties (as defined below) under the Related Agreements (as defined below) shall have been terminated, to the extent the Related Agreements have not otherwise been terminated or expired by their terms. "Released Parties" means Heron Lake BioEnergy, LLC ("Heron"), Agrinatural, Rural Energy Solutions, LLC, Swan Engineering, Wildwood Technology, LLC, Woodbury Consulting, LLC, Mychael Swan, John Sprangers and Ann Tessier. "Related Agreements" means the following agreements between or among, as applicable, certain of the Released Parties and the parties identified below:

(i)	NaturalGas Local Distribution Company Management and Operating Agreement between Agrinatural and Swan Engineering;

(ii)	Project Management Agreement between Agrinatural and Swan Engineering;

(iii)	Professional Services Agreement - Capital Work between Agrinatural and Swan Engineering;

(iv)	Professional Services Agreement between Agrinatural and Wildwood Technology, LLC for Ann Tessier consulting services;

(v)	Professional Services Agreement between Agrinatural and Woodbury Consulting LLC for John Sprangers consulting services;

(vi)

Loan Agreement dated July 29, 2014 by and between Agrinatural and Heron and related Negotiable Promissory Note and Guaranty thereof by Rural Energy Solutions, LLC; except that the obligations of said documents shall remain obligations of Agrinatural to Heron Lake BioEnergy;

(vii)

Loan Agreement dated March 30, 2015 by and between Agrinatural and Heron and related Allonge, Negotiable Promissory Note and Guaranty thereof by Rural Energy Solutions, LLC; except that the obligations of said documents shall remain obligations of Agrinatural to Heron Lake BioEnergy;

(viii)

The Agrinatural Gas LLC Amended and Restated Limited Liability Company Agreement dated May 13, 2011, as further amended, shall remain in effect as the Agrinatural Limited Liability Company Agreement, with the sole member being HLBE Pipeline Company;

(ix)

All rights and interests of Swan in and to the Agreements with Liesenfeld and Legacy shall be conveyed and assigned to Agrinatural by Swan at Closing. There shall be no payment to Swan for the conveyance of all rights and interests in said Agreements to Agrinatural;

(x)

Leisenfeld and Legacy selling and conveying all of their rights and interests in and to the natural gas lines under said Agreements to Agrinatural on terms satisfactory to Agrinatural - such to occur as a part of Closing; and

(xi)

Buyer, Agrinatural and Heron Lake BioEnergy shall have received releases, in form and content satisfactory to said parties, of all claims that the following described parties may have against said released parties, officers thereof and Boards thereof.

Specifically, Seller, Swan Engineering, Wildwood Technology, Woodbury Consulting, Mychael Swan, John Sprangers, Ann Tessier, Ken Morris and Mike Driscoll (such constituting all of the companies on the other side and all the individuals that are owners or part of those companies) shall release Agrinatural, HLBE Pipeline Company and Heron Lake BioEnergy (all as entities) and all individuals associated with such released parties (meaning Board of Directors, Management, etc.).

Article 9

Seller's Conditions to Close

9.1Seller's obligation to consummate the transactions contemplated herein is subject to the following conditions, unless waived by Seller:

a.	Seller shall have obtained either (i) the Member Consent or (ii) a Court Order; provided, that Seller shall be under no obligation to seek a Court Order;

b.	Buyer shall have complied with all of its obligations under this Agreement;

c.

Seller shall have received releases, in form and content satisfactory to Seller, of all claims that any party to the Related Agreements have or may have against Seller arising on or prior to the Closing Date;

d.

All outstanding obligations of the Released Parties under the Related Agreements shall have been terminated, to the extent the Related Agreements have not otherwise been terminated or expired by their terms, except as stated in Article 8.1;

e.	All Related Agreements shall have been terminated or shall have expired by their terms, except as stated in Article 8.1;

f.

Seller shall have received releases, in form and content satisfactory to Seller, of all claims that Agrinatural, Buyer and Swan have or may have against the limited liability company members of Seller (and each of them individually);

g.

Seller shall have received a release, in form and content satisfactory to Seller, of all claims that Heron has or may have against Seller or its limited liability company members (and each of them individually) related to Agrinatural's indebtedness to Heron Lake BioEnergy, LLC, including, without limitation, a release of all related guaranties and pledges; and

h.

Seller shall have received satisfactory evidence that Agrinatural' s D&O policy will continue in full force and effect (or that Buyer or Agrinatural has otherwise procured substantially equivalent coverage), and that the same shall apply to John Sprangers, Mychael Swan, Ken Morris and Mike Driscoll, for as long as such individuals may be exposed to any claims whatsoever related to Agrinatural (Claims Period), and such policy shall provide that the same may not be terminated or materially revised without the written consent of Seller and each such individual.

Article 10

Representations and Warranties Regarding Buyer

Buyer makes the following representations and warranties to Seller, with the intention that Seller may rely upon the same and that said representations shall be true and correct as of the Closing Date.

8.1 Organization -Buyer has all requisite power and authority, to own its properties and assets and conduct its business as presently conducted. Buyer is qualified to do business and in good standing in all states in which qualification is required by the nature of the Business.

8.2 Authority - Buyer has all requisite power and authority to execute, perform and carry out the provisions of this Agreement. Buyer has taken all requisite action authorizing and empowering it to enter into this Agreement and to consummate the transactions contemplated in by this Agreement. Buyer has all requisite power and authority (without consent or approval of any other person) to enter into and carry out their obligations under this Agreement.

8.3 Breaches of Contracts: Required Consents - Neither the execution and delivery of this Agreement by Buyer or Buyer's limited liability company members, nor compliance by it with the terms and provisions of this Agreement will: (a) conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Articles of Organization or other governing instruments of Buyer, (ii) any judgment, order, decree or ruling to which Buyer is a party, (iii) any injunction of any court or governmental authority to which Buyer is subject, or (iv) any agreement, contract or commitment which is material to the Business or to Buyer's financial condition; or (b) require the affirmative consent or approval of any third party (or such consent or approval of any required third party will be obtained by the Closing Date).

8.4 Binding Obligation - This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. Buyer is not subject to any charter, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the consummation of the transactions contemplated in this Agreement.

Article 11

Other Matters

8.1 Excluded Assets - Only the Interest is being sold. No other assets or rights of Seller are sold or conveyed hereby.

8.2 Member Consent or Court Order - Seller will use reasonable business efforts to obtain the Member Consent prior to the Closing Date. Seller may, but is not obligated to, elect to seek a Court Order, in its sole and absolute discretion.

8.3 Swan Severance - Mychael Swan agrees that there is no severance payment due to Mychael Swan from Agrinatural.

8.4 Access to Books and Records - Buyer agrees to give Swan, Mike Driscoll and John Sprangers, and each of their representatives and designees, full and complete access to the books and records of Agrinatural (including, without limitation, officers' records) for purposes of preparation of expert reports and company valuation in connection with any actual or potential claims or litigation in which such matters are reasonably material.

8.5 D&O Policy - Beginning on the Effective Date, Buyer shall ensure that Agrinatural' s D&O policy will continue in full force and effect (or that Buyer or Agrinatural otherwise procures and maintains substantially equivalent coverage), and that the same shall apply to John Sprangers, Mychael Swan, Ken Morris and Mike Driscoll, for as long as such individuals may be exposed to any claims whatsoever related to Agrinatural (the "Claims Period"), and such policy shall provide that the same may not be terminated or materially revised without the written consent of Seller and each such individual. This Section 11.5 will survive until the end of the Claims Period.

Article12

Representations and Warranties, Survival

12.1 All statements contained in any documents, certificates or other instruments delivered by or on behalf of Seller, Swan or Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller, Swan or Buyer hereunder. All representations and warranties and agreements made by Seller, Swan or Buyer in this Agreement or in any documents, certificates, or other instruments delivered pursuant hereto that, by their nature or their express terms, were intended to survive the Closing shall so survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller, Swan or Buyer).

Article13

Event of Default

13.1 It shall be an event of default under this Agreement ("Event of Default") if Buyer, Seller or Swan fail to comply with or to perform any term, obligation, covenant or condition contained in this Agreement. If an Event of Default occurs under this Agreement, at any time, the non-defaulting party shall have all the rights and remedies set forth in this Agreement, and at law and equity, and except as may be prohibited by applicable law, all of the non-defaulting party's rights and remedies, whether evidenced by this Agreement or pursuant to law, shall be cumulative and may be exercised singularly or concurrently. Election by the non-defaulting party to pursue any remedy shall not exclude pursuit of any other remedy. The non-defaulting party's failure to perform shall not affect its right to declare a default and exercise its remedies.

Article14

Warranty by Swan

8.1 Swan represents and warrants that there are no outstanding agreements affecting Agrinatural, directly or indirectly, except as specifically contained in the records of Agrinatural and the Leisenfeld and Legacy Agreements. Swan specifically represents that there are no further additional agreements between Swan or any other parties regarding or related to Agrinatural, including but not limited to, any rights to connect to Agrinatural lines, use Agrinatural lines or rights to any rebates, discounts or payments related to Agrinatural. That there are no rights by any party to purchase any lines or equipment that is connected to the Agrinatural operating system as it currently exists and no rights or obligations of Swan Engineering or Agrinatural to purchase lines or equipment from any party, except for the construction underway to correct gas line pressure regarding the Liesenfeld and Legacy lines.

8.2 Any and all rights of access to the border station and any and all rights to purchase natural gas from the main distribution line and rights to attach to said main distribution line are held solely by Agrinatural and Swan represents and warrants he has no interest or claims in or to said rights.

8.3 Swan Engineering and Swan, jointly and severally, state, represent and warrant that there are no undisclosed agreements that have been entered into that may affect, in any fashion whatsoever, ownership and operation of the Agrinatural assets. Specifically, that there are no undisclosed agreements regarding ownership or repurchases of any natural gas lines or any assets that are hooked to, attached to or otherwise could be deemed to affect operations of the Agrinatural system.

Moreover, at closing, Swan Engineering and Swan, jointly and severally, shall execute documents as reasonably requested by Buyer to transfer all purchase rights and other rights and obligations in and to the Agreement for Swan to Install and Operate a Customer Fuel Line for Legacy Farms; for Liesenfeld

Farms, consisting of three pages, dated December 29, 2017 and any other agreements that may be disclosed to Buyer prior to closing.

Buyer's obligation to close is subject to Buyer, in its sole discretion, being reasonably assured that all such agreements have been disclosed to Buyer and that all such agreements are, in Buyer's sole discretion, acceptable to Buyer.

8.4 The terms of this Article 14 shall survive Closing and any breach shall entitle Buyer to bring a claim for damages solely against Swan and/or Swan Engineering caused by any such breach. Any releases granted pursuant to the terms of this Agreement shall not release any liabilities that may accrue pursuant to any breach of this Article 14.

Article 15

Income Tax Allocation

15.1 Buyer, Seller and Agrinatural agree that there shall be no distribution of cash to Seller from Agrinatural and that for tax purposes all income, loss deductions and credits for calendar year 2019 shall be allocated to Buyer. All cash, receivables and income of Agrinatural allocated to the Interest shall remain with Buyer and Buyer shall report all income on its tax returns and no such income shall be reported to Seller. Seller agrees to report the sale of the Interest on its income tax returns.

Article16

Compliance with Laws

16.1 To the best of Seller's knowledge, Agrinatural, the business of Agrinatural, and the assets of Agrinatural, comply with all applicable laws, regulations and orders applicable to Agrinatural, the Business, and the Purchased Assets, including without limitation CERCLA, RCRA, MERLA, EPCRA, FIFRA, the Occupational Safety & Health Act, the Clean Air Act, the Clean Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the Refuse Act, and the present uses by Agrinatural of its assets do not violate any laws, regulations and orders.

Article 17

Intellectual Property

17.1 To the knowledge of Seller, (a) Agrinatural owns or is licensed to use all Intellectual Property used by it in the conduct of its business as currently conducted. The use by Agrinatural of any such Intellectual Property, and the conduct by Agrinatural of the Business, does not infringe on the rights of any third party, and no claim has been asserted to such effect or otherwise affecting any Intellectual Property of Agrinatural; and (b) no third party is infringing and upon the Intellectual Property of Agrinatural.

Article 18

Cooperation on Transfer/Turnover and No Severance Payment Due

8.1 Swan Engineering and Swan, jointly and severally, agree that any and all operational information, in whatever form (electronic, paper copies, or otherwise), including but not limited to all construction plans, diagrams and operational manuals relating to Agrinatural in their possession have been or shall be turned over to Buyer or Agrinatural prior to or at closing.

8.2 It is agreed that the full ownership of the membership interests in Agrinatural by Buyer and corresponding operation of Agrinatural by new Management shall happen as seamlessly as possible and that accordingly all operational information and all operational documents, in whatever form and of whatever type and nature of Agrinatural or of Swan Engineering that are related to or used in the operations of Agrinatural have been or shall be delivered to Buyer or Agrinatural as a part of this transaction without further charge or cost. If there is a specific fee to transfer or cost of copying (such as from any computer system or making copies of hard documents), such reasonable fees and costs shall be paid by Buyer. Buyer shall be informed of such fees and costs prior to their being incurred.

8.3 Swan agrees that there is no severance payment due to Swan from Agrinatural.

IN WITNESS WHEREOF, each of the parties hereto has caused this Membership Interest Purchase Agreement to be executed by a duly authorized representative on the day and year indicated above.

Seller:RURAL ENERGY SOLUTIONS, LLC

Dated: OCTOBER 18, 2019By: /s/ Michael L. Swan

           Its: CEO MEMBER

Buyer:HLBE PIPELINE COMPANY, LLC, INC.

Dated: 10/18/2019By: /s/ Steve A. Christensen

           Its: CEO

Swan Engineering:SWAN ENGINEERING, INC.

Dated: OCTOBER 18, 2019By: /s/ Michael L. Swan

           Its: CEO/OWNER

Mychael Swan:

Dated: OCTOBER 18, 2019/s/ Michael L. Swan

Mychael Swan, Personally

AGRINATURAL GAS, LLC

Solely with respect to the provisions of Section

15.1 hereof

Dated: 10/17/2019By: /s/ John Sprangers

           Its: CEO